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                                                                    EXHIBIT 3(b)
                        PENNROCK FINANCIAL SERVICES CORP.

                                     BYLAWS

                             Adopted March 25, 1986

                            Amended February 24, 1987
                            Effective April 28, 1987
                            Amended November 13, 2001
                            Amended November 25, 2003
                              Amended March 9, 2004

                                   ARTICLE I
                              SHAREHOLDER MEETINGS

         Section 1.1 Annual Meeting. The annual meeting of the shareholders of the Company shall be held at the administrative office of the Company at 1058 Main Street, Blue Ball, Pennsylvania, or at such other place as may be authorized by the Board of Directors, on such day each year as may be fixed from time to time by the Board of Directors, or, if no day be so fixed, on the last Tuesday in April of each year. Directors shall be elected at the annual meeting of the shareholders and such other business as shall properly come before the meeting may be transacted.

         Section 1.2 Special Meetings. Special meetings of the shareholders may be called at any time by (i) the Chairman of the Board, (ii) the Chief Executive Officer, (iii) the Executive Committee of the Board of Directors, or
(iv) the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the whole Board of Directors. Special meetings may not be called by shareholders.

         Section 1.3 Notice of Meetings. Notice of all meetings of shareholders shall be given to each shareholder of record entitled to vote at the meeting at least ten (10) days prior to the day of the meeting by courier service (charges prepaid), by first class, express or bulk mail (postage prepaid), or by facsimile transmission, e-mail or other electronic communication addressed to the shareholder at the shareholder's postal address, facsimile number, e-mail address or other electronic communication address as it appears on the books of the Company or as supplied by such shareholder to the Company for the purpose of notice. Such notice shall state the date, hour and place of the meeting and shall also state the general nature of the business to be transacted in the case of a special meeting.

         Section 1.4 Record Date. The Board of Directors may fix a date for the purpose of determining shareholders entitled to receive notice of and to vote at any meeting or to receive any dividend, distribution or allotment of rights or a date for any change, conversion or change of shares by fixing a record date not more than fifty (50) days prior thereto.

         Section 1.5 Voting List. The officer or agent having charge of the transfer books for the shares of the Company shall make, at least five (5) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical

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order, with the address of and the number of shares held by each. Such list shall be kept on file at the registered office of the Company until the time of the meeting and shall be subject to inspection by any shareholder during usual business hours and shall also be made available for inspection by any shareholder at any time during the meeting.

         Section 1.6 Judges of Election. In advance of each meeting of the shareholders, the Board of Directors shall appoint three (3) judges of election, each of whom shall be a shareholder, to act at such meeting and any adjournment thereof. The judges of election shall conduct all elections and shareholder votes held at the meeting with respect to which they have been appointed and shall take all such actions as may be necessary in order to fulfill their responsibilities under applicable law. Following each election or shareholder vote, the judges of election shall file with the chairman of the meeting a certificate certifying the result thereof.

         Section 1.7 Quorum and Majority Action. A majority of the outstanding shares, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders. A majority of votes cast shall decide each matter submitted to the shareholders, except in cases where the vote of a larger number of shares is required under the Articles of Incorporation or by law and except that in elections of directors, the candidates receiving the highest number of votes shall be elected.

         Section 1.8 Voting of Shares. Each outstanding share entitled to vote at a meeting shall be entitled to one (1) vote on each matter. Shareholders shall not have the right to cumulate their votes in the election of directors.

                  Every shareholder entitled to vote at a meeting of the shareholders may authorize another person or persons to act for him by proxy. Every proxy shall be executed or authenticated by the shareholder, or by his duly authorized attorney in fact, and filed with or transmitted to the Secretary of the Company or the Company's designated agent. A telegram, telex, cablegram, datagram, e-mail, Internet communication or other means of electronic transmission from a shareholder or attorney-in-fact, or a photographic, facsimile or similar reproduction of a writing executed by a shareholder or attorney-in-fact: (i) may, at the discretion of the Secretary, be treated as properly executed or authenticated for purposes of this subsection, and (ii) shall be so treated if it sets forth or utilizes a confidential and unique identification number or other mark furnished by the Company to the shareholder for the purposes of a particular meeting or transaction.

         Section 1.9 Conduct of Meetings. At every meeting of the shareholders, the Chairman of the Board or, in his absence, the Chief Executive Officer, or in his absence, a chairman (who shall be one of the officers, if any is present) chosen by the shareholders of the Company present, shall act as chairman of the meeting. The chairman of the meeting shall appoint a person to serve as secretary of the meeting.

         Section 1.10 No Action by Written Consent. No action required to be taken or which may be taken at any annual or special meeting of the shareholders may be taken without a duly called meeting and the power of the shareholders of the Company to consent in writing to action without a meeting is specifically denied.

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         Section 1.11  Business at Meetings of Shareholders.

                  (a) General Rule. Except as otherwise provided by law or in these Bylaws, or except as permitted by the chairman of the meeting in the exercise of such officer's sole discretion in any specific instance, the business which shall be voted upon or discussed at any annual or special meeting of the shareholders shall be limited to the following: (i) matters specified in the written notice of the meeting (or any supplement thereto) given by the Company, (ii) matters brought before the meeting at the direction of the Board of Directors, (iii) matters brought before the meeting by the chairman of the meeting, unless a majority of the directors then in office object to such business being conducted at such meeting, or (iv) in the case of an annual meeting of shareholders, matters specified in a written notice given to the Company in accordance with all of the requirements set forth below by or on behalf of a shareholder who was a shareholder of record on the record date for such meeting and who continues to be entitled to vote at such meeting (a "Shareholder Notice").

                  (b) Shareholder Notice. A Shareholder Notice must be delivered to, or mailed and received at, the principal executive offices of the Company addressed to the attention of the Chairman of the Board: (i) in the case of an annual meeting that is called for a date that is within 30 days before or after the anniversary date of the immediately preceding annual meeting of shareholders, not less than 120 days nor more than 150 days prior to the anniversary date of the proxy statement prepared by the Company in connection with the immediately preceding annual meeting of shareholders; provided, however, that a proposal submitted by shareholder for inclusion in the Company's proxy statement for an annual meeting which is appropriate for inclusion therein and otherwise complies with Securities Exchange Act of 1934 Rule 14a-8 (including all requirements as to timeliness), or any successor to such Rule, shall be deemed to have also been submitted timely pursuant to these Bylaws, and
(ii) in the case of an annual meeting that is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting, not later than the close of business on the fifth day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting date was made. Each such Shareholder Notice must set forth: (A) the name and address of the shareholder who intends to bring the business before the annual meeting (the "Proposing Shareholder"), (B) the name and address of the beneficial owner, if different than the Proposing Shareholder, of any of the shares owned of record by the Proposing Shareholder (the "Beneficial Owner"), (C) the number of shares of each class and series of shares of the Company which are owned of record and beneficially by the Proposing Shareholder and the number which are owned beneficially by any Beneficial Owner, (D) any interest (other than an interest solely as a shareholder) which the Proposing Shareholder or a Beneficial Owner has in the business being proposed by the Proposing Shareholder, (E) a description of all arrangements and understandings between the Proposing Shareholder and any Beneficial Owner and any other person or persons (naming such person or persons) pursuant to which the proposal in the Shareholder Notice is being made, (F) a description of the business which the Proposing Shareholder seeks to bring before the annual meeting, the reason for doing so and, if a specific action is to be proposed, the text of the resolution or resolutions which the Proposing Shareholder proposes that the Company adopt, and (G) a representation that the Proposing Shareholder is at the time of giving the Shareholder Notice, was or will be on the record date for the meeting, and will be on the meeting date, a holder of record of shares of the Company entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to bring the business specified in the Shareholder Notice before the meeting. The chairman of the

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meeting may, in his sole discretion, refuse to acknowledge or entertain any business proposed by a shareholder if he determines that such proposal was not made in compliance with the foregoing procedure.

                                   ARTICLE II
                                    DIRECTORS

         Section 2.1 Powers. The business and affairs of the Company and all corporate powers shall be exercised by or under the authority of the Board of Directors, subject to any limitation imposed by law, the Articles of Incorporation, or these Bylaws as to action which requires approval by the shareholders.

         Section 2.2 Number and Qualifications of Directors. The Board of Directors shall consist of not less than one (1) nor more than twenty-five (25) persons. The directors shall be classified with respect to the time they shall severally hold office by dividing them into three (3) classes, each consisting as nearly as possible of one-third (1/3) of the number of the whole Board of Directors; provided, however, that nothing herein shall be construed to require exact equality in the number of directors in each class. At the Annual Meeting of Shareholders to be held in 1987, the directors of one class shall be elected for a term of one (1) year; directors of a second class shall be elected for a term of two (2) years; and directors of a third class shall be elected for a term of three (3) years and at each Annual Meeting of Shareholders thereafter the successors to the class of directors whose term shall expire that year shall be elected to hold office for a term of three (3) years, so that the term of office of one (1) class of directors shall expire in each year. The directors shall hold office until the expiration of the term for which they were elected and until their successors are elected and have qualified. The number of directors in each class of directors shall be determined by the Board of Directors.

                  Any shareholder who owns not less than 100 shares of the stock of the Company shall be eligible to be elected as a director of the Company.

         Section 2.3   Nomination of Directors.

                  (a) General. Notwithstanding anything to the contrary set forth in Section 1.11 of these Bylaws (relating to business at meetings of shareholders), nominations of candidates for election to the Board of Directors may be made by the Board of Directors, by a committee appointed by the Board of Directors with authority to do so, or by any shareholder of record entitled to vote in the election of directors who is a shareholder on the record date of the meeting and also on the date of the meeting at which Directors are to be elected; provided, however, that with respect to a nomination made by a shareholder, such shareholder must provide timely written notice to the Chairman of the Board (a "Nomination Notice") in accordance with all of the requirements set forth below.

                  (b) Timing of Nomination Notice. To be timely, a Nomination Notice must be delivered to, or mailed and received at, the principal executive offices of the Company addressed to the attention of the Chairman of the Board: (i) in the case of an annual meeting that is called for a date that is within 30 days before or after the anniversary date of the immediately preceding annual meeting of shareholders, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting, or (ii) in the case of an annual meeting that is called for a date that is not within 30 days before or after the anniversary date of

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the immediately preceding annual meeting or in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the fifth day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting date was made; and

                  (c) Contents of Nomination Notice. A Nomination Notice must set forth: (i) the name and address of the shareholder who intends to make the nomination (the "Nominating Shareholder"), (ii) the name and address of the beneficial owner, if different than the Nominating Shareholder, of any of the shares owned of record by the Nominating Shareholder (the "Beneficial Holder"),
(iii) the number of shares of each class and series of shares of the Company which are owned of record and beneficially by the Nominating Shareholder and the number which are owned beneficially by any Beneficial Holder, (iv) a description of all arrangements and understandings between the Nominating Shareholder and any Beneficial Holder and any other person or persons (naming such person or persons) pursuant to which the nomination is being made, (v) the name and address of the person or persons to be nominated, (vi) a representation that the Nominating Shareholder is at the time of giving of the Nomination Notice, was or will be on the record date for the meeting, and will be on the meeting date, a holder of record of shares of the Company entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the Nomination Notice, (vii) such other information regarding each nominee proposed by the Nominating Shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors, and (viii) the written consent of each nominee to serve as a director of the Company if elected. The chairman of the meeting shall determine in his sole discretion whether nominations have been made in accordance with the requirements of this Section and, if he determines that a nomination is defective, the nomination and any votes cast for the nominee shall be disregarded.

         Section 2.4 Elections. If directors of more than one class are to be elected at a meeting of the shareholders by reason of vacancy or otherwise, there shall be a separate election for each class of directors to be elected at that meeting.

         Section 2.5 Organizational Meeting. Following the Annual Meeting of Shareholders, the chairman or the secretary of the meeting shall notify the directors elect of their election and they shall meet along with the continuing directors for the purpose of organizing the new Board, appointing officers and transacting such other business as may properly come before the meeting. The organizational meeting shall be held immediately following the final adjournment of the Annual Meeting of Shareholders or as soon thereafter as practicable and, in any event, within thirty (30) days thereof.

         Section 2.6 Vacancies. A vacancy in the Board of Directors shall occur in the case of the happening of any of the following events: (a) a director shall die, resign or retire; (b) the shareholders shall fail to elect the number of directors authorized to be elected at any meeting of shareholders at which any director is to be elected; (c) the Board of Directors shall by resolution have elected to increase the number of directors; (d) the Board of Directors shall declare vacant the office of any director for such cause as the Board may determine; or (e) a vacancy shall occur for any other reason.

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                  Any vacancy occurring in the Board of Directors shall be
filled by a majority of the remaining members of the Board of Directors, though less than a quorum, and each person so elected shall hold office until the Annual Meeting of Shareholders at which the successors to the class of directors of which such person is a member will be elected and until his successor is duly elected and has qualified.

         Section 2.7 Place of Meetings. All meetings of the Board of Directors shall be held at the administrative office of the Company at Route 23 and Ranck's Church Road, Blue Ball, Pennsylvania or at such other place within or without this Commonwealth as may be designated from time to time by a majority of the directors or as may be designated in the notice calling the meeting.

         Section 2.8 Regular Meetings. Regular meetings of the Board of Directors shall be held, without call or notice, on Tuesday of each week or at such other time as a majority of the Board of Directors may from time to time determine. When any regular meeting of the Board of Directors falls upon a holiday, the meeting shall be held on the next business day unless the Board shall designate some other day.

         Section 2.9 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, by the Chief Executive Officer or at the request of three (3) or more directors. Not less; than twenty-four (24) hours' notice of the date, time and place of any special meeting of the Board of Directors shall be given to each director either: (a) in person; (b) by telephone; or (c) by notice to the director's personal residence or business address appearing on the books of the Company by telephone, mail, telegram or written notice delivered to such place.

         Section 2.10 Quorum and Majority Action. A majority of all the members of the Board of Directors in office shall constitute a quorum for the transaction of business. If at any time fixed for a meeting, including the meeting to organize the new Board following the Annual Meeting of Shareholders, a quorum is not present, the directors in attendance may adjourn the meeting from time to time until a quorum is obtained and the meeting may be held as adjourned without further notice. Except as otherwise provided herein, a majority of those directors present at any meeting of the Board of Directors at which a quorum is present shall decide each matter considered.

                  A director may not vote by proxy or otherwise act by proxy at a meeting of the Board of Directors.

         Section 2.11 Conduct of Meetings. At every meeting of the Board of Directors, the Chairman of the Board or, in his absence, the Vice Chairman of the Board, or in his absence, an officer of the Company designated by one of them, or, in the absence of such designation, a chairman chosen by a majority of the directors present, shall preside. A person to be designated by the Chairman of the Board shall serve as secretary of the Board of Directors.

                  One or more directors may participate in a meeting of the Board of Directors by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

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         Section 2.12  Retirement. The office of a director shall be considered vacant as of December 31 of the calendar year in which he attains the age of seventy-five (75) years. A director who retires pursuant to the provisions of this Section 2.12 shall serve as a Director Emeritus until December 31 of the calendar year in which he attains the age of seventy-eight (78) years. A Director Emeritus may attend meetings of the Board of Directors, but he may not vote and he shall not be charged with the responsibilities or be subject to the liabilities of a director. A Director Emeritus shall serve without compensation, but shall be subject to all restrictions applicable to directors generally with respect to conflicts of interest.

         Section 2.13 Compensation. The Board of Directors, by the affirmative vote of a majority of the directors then in office and irrespective of any personal interest of any of its members, shall have authority to establish a fee to be paid to each director for attendance at meetings; provided, however, that no such fee may be paid to any director who is also a salaried officer of the Company or of any subsidiary of the Company.

         Section 2.14  Personal Liability of Directors.

                  (a) General Rule: A director of the corporation shall not be personally liable for monetary damages for any action taken or any failure to take any action, except to the extent that exemption from liability for monetary damages is not permitted under the laws of the Commonwealth of Pennsylvania as now or hereafter in effect. The provisions of this Subsection (a) are intended to exempt the directors of the corporation from liability for monetary damages to the maximum extent permitted under the Pennsylvania Directors' Liability Act (42 Pa. C.S. Section 8361 et seq.) or under any other law now or hereafter in effect.

                  (b) Specific Rule Under Directors' Liability Act: Without limitation of Subsection (a) above, a director of the corporation shall not be personally liable for monetary damages for any action taken or any failure to take any action, unless: (i) the director has breached or failed to perform the duties of his office under Section 8363 of the Directors' Liability Act, and
(ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. The provisions of the preceding sentence shall not exempt a director from: (i) the responsibility or liability of a director pursuant to any criminal statute; or (ii) the liability of a director for the payment of taxes pursuant to local, state or federal law.

                  (c)      Modification or Repeal: The provisions of this
Section 2.14 may be modified or repealed by the Board of Directors in accordance with the procedures for amending these Bylaws; provided, however, that any such modification or repeal shall not have any effect upon the liability of a director relating to any action taken, any failure to take any action, or events which occurred prior to the effective date of such modification or repeal.

                  (d) Effective Date: The provisions of this Section 2.14 shall become effective immediately following its ratification by the shareholders of the corporation at a meeting of shareholders duly convened after notice to the shareholders of such purpose.

[Adopted by the Board of Directors February 24, 1987; ratified by the shareholders April 28, 1987; effective April 28, 1987]

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                                  ARTICLE III
                                   COMMITTEES

         Section 3.1 Authority. The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, may create such permanent or temporary committees as the Board of Directors deems necessary for the proper conduct of the business of the Company. Each committee shall consist of at least three (3) directors and shall have and may exercise such powers as shall be conferred or authorized by resolution of the Board and which are not inconsistent with these Bylaws. The creation of any committee and the delegation to it of authority shall not relieve the Board of Directors of any responsibility imposed by law upon it.

         Section 3.2 Appointment of Committees. The Chairman of the Board shall submit to the Board of Directors, at its first meeting after the Annual Meeting of Shareholders, his recommendations for the members of and chairman of each standing committee. The Board of Directors shall then appoint, in accordance with such recommendations or otherwise, the members and a chairman for each such committee. If the appointees accept their appointment, they shall serve for one (1) year or until their successors are appointed. The Board of Directors may fill any vacancy occurring on any committee and may remove and replace any member of any committee. A director may be a member of more than one committee.

                  The Chairman of the Board and the Chief Executive Officer shall be ex-officio members of all committees of the Board of Directors, except the Audit Committee (if one be appointed).

         Section 3.3 Place and Notice of Meetings. All committee meetings shall be held at the administrative office of the Company at Route 23 and Ranck's Church Road, Blue Ball, Pennsylvania or at such other place as may be designated by the chairman of the committee or as may be designated in the notice calling the meeting.

                  Not less than twenty-four (24) hours notice of the date, time and place of any special committee meeting shall be given to each member of that committee either: (a) in person; (b) by telephone; or (c) by notice to the member's personal residence or business address appearing on the books of the Company by telephone, mail, telegram, or written notice delivered to such place.

         Section 3.4 Conduct of Committees. A majority of the membership of a committee shall constitute a quorum for the transaction of business; provided, however, that in any case where the Chairman of the Board and the Chief Executive Officer are members ex-officio of a committee and have not been specifically appointed to a committee by resolution of the Board of Directors, then the number of members of that committee necessary to constitute a quorum shall be that number which is a majority of the number of members of that committee other than the ex-officio members, but, for purposes of determining the presence of a quorum at any meeting of that committee, any ex-officio members who are present shall be counted. In any case, ex-officio committee members shall be entitled to vote.

                  Regular meetings of a committee may be held, without call or notice, at such times as the committee members decide or as the Board of Directors may require. Special meetings of a committee may be called at any time by its chairman or by the Chairman of the Board or by the Chief Executive Officer. Except for its chairman (who shall be appointed by the

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Board of Directors), each committee may appoint a secretary and such other officers as the committee members deem necessary. Each committee shall have the power and authority to obtain from the appropriate officers of the Company all information necessary for the conduct of the proper business of the committee.

                  One or more directors may participate in a meeting of a committee by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other.

         Section 3.5 Executive Committee. There shall be a standing committee of the Board of Directors to be known as the Executive Committee consisting of the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, and the Secretary of the Company. Such committee, during the intervals between meetings of the Board of Directors, shall exercise all the powers and authority of the Board of Directors in the management of the affairs of the Company, except the power and authority to do the following: (a) to fill vacancies in the Board of Directors and the Executive Committee; (b) to propose to the shareholders amendment of the Articles of Incorporation; (c) to make, alter, amend or repeal these Bylaws; (d) to adopt or propose to the shareholders for adoption any plan of merger, consolidation, liquidation, or dissolution; (e) to approve the sale of substantially all of the assets of the Company; (f) to approve the sale and issuance of long-term debt; (g) to declare dividends; (h) to authorize the issuance of stock; or (i) to authorize redemption of stock or distributions to shareholders.

                  The Executive Committee shall keep minutes of its proceedings and shall report on its activities at each regular meeting of the Board of Directors.

                  Meetings of the Executive Committee may be called from time to time by the persons specified in Section 3.4 above, or, in their absence or inability to act, by a Vice President.

                                   ARTICLE IV
                                    OFFICERS

         Section 4.1 Number and Titles. The officers of the Company shall be a Chairman of the Board, a Vice Chairman of the Board, a President, one or more Vice Presidents, a Secretary, a Treasurer and such other officers as may be appointed by the Board of Directors. The same person may hold two (2) or more offices, except both the offices of President and Treasurer.

         Section 4.2 Election and Term. The officers of the Company, except such officers as may be appointed in accordance with the provisions of Section
4.4 below shall be elected annually by the Board of Directors and shall hold office until they shall resign, shall be removed or otherwise disqualified to serve, or their successors shall be elected and have qualified.

         Section 4.3 Chief Executive Officer. At the annual organization meeting of the new Board of Directors, the Board shall designate an officer to be the Chief Executive Officer of the Company. The Chief Executive Officer shall be an ex-officio member of all committees of the Board of Directors, except the Audit Committee (if one be appointed). The Chief Executive Officer shall have the authority to sign the share certificates of the Company.

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         Section 4.4   Subordinate Officers. The Board of Directors may appoint
such other officers or agents as it may deem necessary. A subordinate officer shall hold office for such period, have such authority and perform such duties as may be assigned to him by the Board of Directors. The Board of Directors may delegate to any officer or committee the power to appoint subordinate officers and to specify their duties and authority and to determine their compensation.

         Section 4.5 Chairman of the Board. The Chairman of the Board shall be a member of the Board of Directors. The Chairman of the Board shall, if present, preside at all meetings of the Board of Directors and shall be an ex-officio member of all committees of the Board of Directors except the Audit Committee (if one be appointed). The Chairman of the Board shall supervise the administration of the policies adopted or approved by the Board of Directors and he shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him by the Board of Directors. The Chairman of the Board shall have authority to sign the share certificates of the Company.

         Section 4.6 Vice Chairman of the Board. The Vice Chairman of the Board shall be a member of the Board of Directors and shall have and may exercise such powers and duties as may be assigned to him by the Board of Directors.

         Section 4.7 President. The President of the Company shall be a member of the Board of Directors. Subject to such supervisory powers as may be given by the Board of Directors to the Chairman of the Board, the President shall have and may exercise any and all powers and duties of supervision, direction and control of the business and affairs of the Company vested by law, regulation and practice in the office of President of a corporation and, in addition, he shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him by the Board of Directors. The President shall have the authority to sign the share certificates of the Company.

         Section 4.8 Vice-President. Each Vice President of the Company shall have such powers and duties as may be assigned to him by the Board of Directors. One Vice President shall be designated by the Board of Directors to be the Executive Vice President of the Company.

         Section 4.9 Secretary. The Secretary of the Company shall be responsible for the minute book of the Company. The Secretary shall attest such documents as may be required and, in addition, shall have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him by the Board of Directors. The Secretary shall have authority to sign the share certificates of the Company.

         Section 4.10 Treasurer. The Treasurer of the Company shall be responsible for all of the Company's funds and securities, shall be responsible for keeping complete and accurate records relating thereto, and shall prepare such reports of the financial condition of the Company as may from time to time be requested by the Board of Directors. In addition, the Treasurer shall have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him by the Board of Directors.

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                                    ARTICLE V
                                 INDEMNIFICATION

         Section 5.1 General Rule. The corporation shall, subject to limitations set forth herein, indemnify any person (and his heirs, executors and administrators) who was or is a party, witness or other participant or is threatened to be made a party, witness or participant to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, actions by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys' fees, court costs, transcript costs, fees of experts and witnesses, travel expenses and all other similar expenses), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. The corporation's obligation to indemnify shall be subject to the following limitations:

                  (a) Directors and executive officers shall be indemnified to the fullest extent permitted under the laws of the Commonwealth of Pennsylvania as they now exist or as they may from time to time be amended.

                  (b) Non-executive officers, employees, and agents of the corporation shall be indemnified to the fullest extent permitted under the laws of the Commonwealth of Pennsylvania as they now exist or as they may from time to time be amended, except that no such person shall be indemnified for liability involving self-dealing, criminal acts, violations of applicable taxing laws, or actions undertaken by such person in bad faith.

         Section 5.2 Advance Payment of Expenses. The corporation shall advance all reasonable expenses (including attorney's fees, court costs, transcript costs, fees of experts and witnesses, travel expenses and all other similar expenses) reasonably incurred in connection with the defense of or other response to any action, suit or proceeding referred to in Section 1 above upon receipt of an undertaking by or on behalf of the person seeking the advance to repay all amounts advanced if it shall ultimately be determined upon final disposition of such action, suit or proceeding that he is not entitled to be indemnified by the corporation, provided, however, that in the event that such action, suit or proceeding involves an allegation of conduct which, if proven, would result in the denial of indemnification under the terms of this Article, advance payment shall not be made except upon the vote of a majority of the members of the Board of Directors of the corporation.

         Section 5.3 No Duplication of Payments. The corporation shall not be liable under this Article V to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that the person seeking indemnification has otherwise actually received payment therefor under any insurance policy, contract agreement or otherwise. In the event that the corporation makes an advance payment of expenses to a person, such person shall repay to the corporation the amount so advanced, if and to the extent that he subsequently receives payment therefor under any insurance policy, contract, agreement or otherwise.

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         Section 5.4   Insurance. The corporation may purchase and maintain at
its own expense one or more policies of insurance to protect itself and to protect any director, officer, employee or agent of the corporation or of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in such capacity, whether or not the corporation would have the authority to indemnify such person against any such expense, liability or loss under this Article V or under the laws of the Commonwealth of Pennsylvania.

         Section 5.5 Indemnification Agreements. The corporation shall have the authority by vote of a majority of the Board of Directors to enter into an Indemnification Agreement with any person who may be indemnified by corporation pursuant to the provisions of this Article V or otherwise. Any such Indemnification Agreement may contain such terms and conditions as a majority of the Board of Directors shall in the exercise of their discretion determine to be necessary or appropriate. Such terms and conditions may include provisions for greater or lesser indemnification than provided for in this Article V, provisions establishing procedures for the processing or approval of indemnification claims, and other provisions. The fact that the corporation has not entered into an Indemnification Agreement with any person shall not in any way limit the indemnification rights of such person under this Article V or otherwise.

         Section 5.6 Non-exclusive. The rights to indemnification and to the payment of expenses incurred in defending against or otherwise responding to any action, suit or proceeding in advance of its final disposition as set forth in this Article V shall not be exclusive of any other rights which any person may now have or hereafter acquire under any agreement, vote of shareholders, vote of disinterested directors, or under any applicable law or under the Articles of Incorporation of the corporation, or otherwise.

         Section 5.7 Survival of Rights. The indemnification rights provided to a person under the provisions of this Article V shall continue after such person ceases to be a director, officer, employee or agent of the corporation or of another entity, as to any action taken, any failure to take action, or any events which occurred while such person was a director, officer, employee or agent of the corporation or of another entity.

         Section 5.8 Modification or Repeal. The provisions of this Article V may be modified or repealed in accordance with the procedures for amending these Bylaws; provided however, that any such modification or repeal shall not have any effect upon the indemnification rights of any person as they relate to any action taken, any failure to take action, or events which occurred prior to the effective date of such modification or repeal.

         Section 5.9 Effective Date. The provisions of this Article V shall become effective immediately following its ratification by the shareholders of the corporation at a meeting of shareholders duly convened after notice to the shareholders of such purpose.

[Amended and restated by the Board of Directors February 24, 1987; ratified by the shareholders April 28, 1987; effective April 28, 1987]

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                                   ARTICLE VI
                                   EMERGENCIES

         Section 6.1 Emergency Executive Committee. In the event of any emergency declared by governmental authority, the result of a regional or national disaster and of such severity as to prevent the normal conduct and management of the affairs of the Company by its directors and officers as contemplated by these Bylaws, and three (3) available directors shall constitute the Executive Committee and may exercise the full authority of that committee until such time as a duly elected Board of Directors can again assume full responsibility for and control of the Company.

                                  ARTICLE VII
                                   AMENDMENT

         Section 7.1 Procedure. The authority to make, amend, alter, change or repeal the Bylaws of the Company is hereby expressly and solely granted to and vested in the Board of Directors, subject always to the power of the shareholders to make, amend, alter, change or repeal the Bylaws by the affirmative vote of the holders of not less than 85 percent of the then outstanding shares of stock of the Company entitled to vote generally in the election of directors, voting together as a single class, at a meeting of shareholders duly convened after notice to the shareholders of such purpose. The authority hereby granted to and vested in the Board of Directors may be exercised upon the vote of a majority of entire Board of Directors at any meeting of the Board, provided that 10 days' notice of the proposed amendment has been given to each director.

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